Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Experts”, and “Representations and Warranties” in the Combined Information Statement/Prospectus of Transamerica Series Trust and to the incorporation by reference of our reports, dated February 28, 2014, on the financial statements and financial highlights of Transamerica Vanguard ETF Portfolio – Aggressive Growth VP and Transamerica Vanguard ETF Portfolio – Growth VP included in the Annual Reports to Shareholders for the year ended December 31, 2013 included in this Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated May 1, 2014, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 1, 2014, of Transamerica Series Trust which are incorporated by reference in the Combined Information Statement/Prospectus in the Registration Statement of Transamerica Series Trust on Form N-14.

Boston, Massachusetts

August 28, 2014